Exhibit 10.3

FIRST AMENDMENT TO PURCHASE AND SALE

AGREEMENT AND JOINT ESCROW INSTRUCTIONS

(46 Galli Drive – Novato, CA)

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “First Amendment”) is effective as of February 23, 2006 by and between WIRRULLA NOVATO LLC, a Washington limited liability company (“Seller”) and BIOMARIN PHARMACEUTICAL INC., a Delaware corporation (“Buyer”).

R E C I T A L S :

A. Seller and Buyer are parties to that certain Purchase and Sale Agreement and Joint Escrow Instructions effective as of January 24, 2006 (the “Original Agreement”).

B. Seller and Buyer desire to amend the Original Agreement in accordance with the terms of this First Amendment to amend the timing of the Contingency Period and the Closing and to waive certain contingencies.

C. The term “Agreement” as used in this First Amendment shall mean and refer to the Original Agreement as amended and modified by this First Amendment.

D. All capitalized terms not otherwise specifically defined in this First Amendment shall have meanings ascribed to such terms in the Original Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Contingency Period. Section 2.2(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

(a) Buyer shall have until 5:00 p.m. PST on the date that is thirty (30) days after the Effective Date in which to review and approve or disapprove (in Buyer’s sole discretion) the matters described in Section 2.1(b)-(f) above (such period being referred to herein as the “Contingency Period”), provided however,

(i) As of February 23, 2006, Buyer hereby satisfies and waives the contingencies set forth in Section 2.1(a)-(c) and (f),

(ii) Buyer shall have until 5:00 p.m. Pacific on March 6, 2006 to satisfy the contingency set forth in Section 2.1(d) and Buyer shall inform Seller and Escrow Holder in writing by such date and time of the satisfaction of such contingency (the “Board Approval Notice”), and

(iii) Buyer shall have until 5:00 p.m. Pacific on April 24, 2006 to satisfy the contingency set forth in Section 2.1(e).

Satisfaction of the contingency set forth in Section 2.1(e) shall conclude the Contingency Period and Buyer shall deliver its notice to proceed to Closing (the

“Approval Notice”), if any, to Seller and the Escrow Holder no later than April 24, 2006 and, upon delivery of such Approval Notice, the condition described in Sections 2.1(e) shall be deemed either satisfied or waived by Buyer. If Buyer does not send the Board Approval Notice or the Approval Notice, this Agreement shall terminate, Buyer shall be entitled to the return of the Deposit, the Escrow Holder shall return to the parties, respectively, the documents they have deposited into Escrow and the parties shall have no further liability to one another arising from this Agreement except for those provisions which expressly survive termination of this Agreement.

2. The word “California” is hereby replaced by the word “Washington” in Seller’s signature block in the Original Agreement

3. Effect of this First Amendment. Except as amended by this First Amendment, the Original Agreement is hereby ratified and confirmed and all other terms of the Original Agreement shall remain full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Original Agreement, the provisions of this First Amendment shall prevail. Whether or not specifically amended by the provisions of this First Amendment, all of the terms and provisions of the Original Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

4. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto. Executed counterparts of this Agreement exchanged by facsimile transmission shall be fully enforceable.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“SELLER”	WIRRULLA NOVATO LLC, a Washington limited liability company

WIRRULLA USA, INC., a Washington corporation Its Member

/s/ Dharmesh Bhanabhai
By Dharmesh Bhanabhai, Secretary

“BUYER”	BIOMARIN PHARMACEUTICAL INC., a Delaware corporation

	By:	/s/ G. Eric Davis
Name: G. Eric Davis
Title: Vice President, Corporate Counsel